Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement No. 333-170173 on Form S-11 of our report dated March 30, 2012, relating to the consolidated financial statements of O’Donnell Strategic Industrial REIT, Inc. appearing in the Annual Report on Form 10-K of O’Donnell Strategic Industrial REIT, Inc. for the year ended December 31, 2011, and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California

March 13, 2013